                                                                    Exhibit 23.2

Consent Of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report covering the financial statements of Thoratec Corporation (formerly Thermo Cardiosystems, Inc.) dated February 5, 2001 (except with respect to the matter discussed in Note 15, as to which the date is February 14, 2001), included in Thoratec Corporation's Form 8-K/A filed on March 30, 2001 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP

Boston, Massachusetts
February 11, 2002